Magnera

News Release

Magnera Reports Second Quarter Results – Provides Updated Outlook.

Second Quarter Highlights

- GAAP: Net sales of $824 million, Operating income of $4 million
- Non-GAAP: Adjusted EBITDA of $89 million, Post-merger adjusted free cash flow $42 million
- Reaffirming post-merger adjusted free cash flow range & lowering full year comparable Adjusted EBITDA range

Magnera (NYSE: MAGN), a global leader in specialty materials for the consumer products and personal care markets, today reported financial results for its fiscal 2025 second quarter ended March 29, 2025. Curt Begle, Magnera's CEO, commented: *"This quarter underscores the resilience of our business as we navigate ongoing global economic uncertainty. Our team has transitioned from stabilizing the business through a disciplined integration plan to actively executing on identified optimization opportunities. As anticipated, our distinctive value proposition—anchored by our global market presence, broad product portfolio, and innovation capabilities—continues to drive organic growth in attractive end markets as we support our customers' evolving product requirements.*

In the face of uncertainties related to tariff driven demand concerns, we remain laser focused on executing our strategic priorities of integration, synergy realization, and profitable long-term growth. Our portfolio is primarily made up of products that people use every day, however we are prepared to take the appropriate operational and cost measures that align with short-term market realities. Our commitment to earnings and free cash flow stability will ultimately increase long-term shareholder value."

Key Financials

	March Quarter		March YTD	
GAAP results	**2025**	**2024**	**2025**	**2024**
Net sales	$ 824	$ 558	$ 1,526	$ 1,077
Operating income	4	21	(18)	9

	March Quarter		Reported	Comparable(1)	March YTD		Reported	Comparable(1)
Adjusted non-GAAP results	**2025**	**2024**	**△ %**	**△ %**	**2025**	**2024**	**△ %**	**△ %**
Net sales	$824	$558	48%	(4%)	$1,526	$1,077	42%	(3%)
Adjusted EBITDA (1)	89	76	17%	(8%)	173	142	22%	(2%)

(1) Adjusted non-GAAP results exclude items not considered to be ongoing operations. In addition, comparable change % normalizes the impacts of foreign currency and the recent merger with GLT. Further details related to non-GAAP measures and reconciliations can be found under our "Reconciliation of Non-GAAP Financial Measures and Estimates" section or in reconciliation tables in this release. Dollars in millions

Consolidated Overview

The net sales increase of 48% included revenue from the Glatfelter merger of $311 million partially offset by a $26 million unfavorable impact from foreign currency changes, decreased selling prices of $14 million and a 1% decline in volume.

The adjusted EBITDA increase of 17% included a contribution from the Glatfelter merger of $18 million partially offset by a $3 million unfavorable impact from foreign currency changes and unfavorable impact from price/cost spread of $3 million. The contributed Glatfelter EBITDA represents a $6 million decline compared to prior year primarily as the result of higher energy costs in Europe.

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Page | 2 Americas The net sales increase in the Americas segment included revenue from the Glatfelter merger of $124 million partially offset by a $15 million unfavorable impact from foreign currency changes and decreased selling prices of $12 million. The adjusted EBITDA increase included a contribution from the Glatfelter merger of $10 million partially offset by unfavorable impact from price cost spread of $3 million and a $2 million unfavorable impact from foreign currency changes in our South America businesses. Rest of World The net sales increase in the Rest of World segment included revenue from the Glatfelter merger of $187 million partially offset by a $11 million unfavorable impact from foreign currency changes and a 3% volume decline. The adjusted EBITDA increase included a contribution from the Glatfelter merger of $8 million which was down $6 million compared to prior year primarily as the result of higher energy costs in Europe. Free Cash Flow and Net Debt Magnera is committed to strengthening our credit metrics by paying down debt in the near term. (in millions) March Quarter March YTD Cash flow from operating activities $ 65 $ 7 Pre-merger cash flow from operating activities - 90 Additions to property, plant and equipment, net (23) (39) Post-merger adjusted free cash flow (1) $ 42 $ 58 (1) Further details related to non-GAAP measures and reconciliations can be found under our “Reconciliation of Non- GAAP Financial Measures and Estimates” section or in reconciliation tables in this release. (in millions) March 29, 2025 Term Loan $ 783 4.75% First Priority Senior Secured Notes 500 7.25% First Priority Senior Secured Notes 800 Debt discount, deferred fees and other (net) (85) Total debt $1,998 Cash and cash equivalents 282 Total net debt $ 1,716 Leverage 3.9x Fiscal Year 2025 Guidance  Full year comparable adjusted EBITDA of $360 - $380 million  Post-merger adjusted free cash flow of $75 - $95 million Investor Conference Call The Company will host a conference call today, May 7, 2025, at 10:00 a.m. U.S. Eastern Time to discuss our March 2025 quarter results. A replay of the webcast will be available via the same link on our website after the completion of the call. By Telephone Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call. While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

At Magnera Corp, (NYSE: MAGN), our goal is to better the world with possibilities made real. We do this by continuously co-creating and innovating with our partners, we will develop original material solutions that make a brighter future possible. With a breadth of technologies and a passion for what we create, our solutions will solve end-users' problems, every day. For more information, please visit our website.

Non-GAAP Financial Measures and Estimates

This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release. Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements

Information included or incorporated by reference in Magnera Corporation's filings with the U.S. Securities and Exchange Commission (the "SEC") and press releases or other public statements contains or may contain "forward-looking" statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such "forward-looking" statements include, but are not limited to, statements with respect to our financial condition, results of operations and business, our expectations or beliefs concerning future events, statements about the benefits of the transaction between Glatfelter Corporation and Berry Global Group, Inc., including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements contain words such as "believes," "expects," "may," "will," "should," "would," "could," "seeks," "approximately," "intends," "plans," "estimates," "projects," "outlook," "anticipates" or "looking forward" or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. These risks and other risk factors are detailed from time to time in Magnera's reports filed with the Securities and Exchange Commission (the "SEC"), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, including our Form 8-K/A filed on January 31, 2025, and other documents filed with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Consolidated and Combined Statements of Income (Unaudited)

	Quarterly Period Ended		Two Quarterly Periods Ended	
(in millions, except per share amounts)	**March 29, 2025**	March 30, 2024	**March 29, 2025**	March 30, 2024
Net sales	**$ 824**	$ 558	**$ 1,526**	$ 1,077
Cost of goods sold	**736**	488	**1,367**	965
Selling, general and administrative	**47**	28	**91**	56
Amortization of intangibles	**14**	12	**28**	24
Transaction and other activities	**23**	4	**55**	14
Corporate expense allocation	**-**	5	**3**	9
Operating income (loss)	**4**	21	**(18)**	9
Other expense (income)	**5**	1	**26**	(1)
Interest expense	**39**	2	**65**	2
Income (loss) before income taxes	**(40)**	18	**(109)**	8
Income tax (benefit) expense	**1**	4	**(8)**	2
Net income (loss)	**$ (41)**	$ 14	**$ (101)**	$ 6
Basic and diluted net income per share	**$ (1.15)**	$ 0.44	**$ (2.85)**	$ 0.19
Outstanding weighted average shares				
Basic and diluted	**35.6**	31.8	**35.5**	31.8

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Page | 4 Condensed Consolidated and Combined Statements of Cash Flows (Unaudited) Two Quarterly Periods Ended (in millions) March 29, 2025 March 30, 2024 Net cash from (used in) operating activities $ 7 $ (7) Cash flows from investing activities: Additions to property, plant, and equipment, net (39) (41) Cash acquired from GLT acquisition 37 - Other investing activities 22 28 Net cash from (used in) investing activities 20 (13) Cash flows from financing activities: Repayments on long-term borrowings 1,556 - Proceeds from long-term borrowings (432) (1) Transfers from Berry, net 34 8 Cash distribution to Berry (1,111) - Debt fees and other, net (15) - Net cash from financing activities 32 7 Effect of currency translation on cash (7) 2 Net change in cash and cash equivalents 52 (11) Cash and cash equivalents at beginning of period 230 185 Cash and cash equivalents at end of period $ 282 $ 174 Condensed Consolidated Balance Sheets (Unaudited) (in millions of USD) March 29, 2025 September 28, 2024 Cash and cash equivalents $ 282 $ 230 Accounts receivable 492 359 Inventories 508 259 Other current assets 146 38 Property, plant, and equipment 1,519 949 Goodwill, intangible assets, and other long-term assets 1,114 972 Total assets $4,061 $2,807 Current liabilities, excluding current debt 588 457 Current and long-term debt 1,998 - Other long-term liabilities 382 211 Stockholders’ equity 1,093 2,139 Total liabilities and stockholders' equity $4,061 $2,807

Reconciliation of Non-GAAP Measures and Estimates

(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended March 29, 2025			Quarterly Period ended March 30, 2024		
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	**$ 473**	**$ 351**	**$ 824**	$ 375	$ 183	$ 558
Constant FX rates				(15)	(11)	(26)
GLT prior year				126	201	327
Comparable net sales (1)(6)	**$ 473**	**$ 351**	**$ 824**	$ 486	$ 373	$ 859
Operating Income	**$ 8**	**$ (4)**	**$ 4**	$20	$ 1	$ 21
Depreciation and amortization	**39**	**19**	**58**	31	13	44
Transaction, business consolidation and other activities (2)	**14**	**5**	**19**	3	1	4
GAAP carve-out allocation (3)	-	-	-	5	-	5
Other non-cash charges (5)	**3**	**5**	**8**	-	2	2
Adjusted EBITDA (1)	**$ 64**	**$ 25**	**$ 89**	$ 59	$ 17	$ 76
Constant FX rates				(2)	(1)	(3)
GLT prior year				10	14	24
Comparable Adjusted EBITDA (1)(6)	**$ 64**	**$ 25**	**$ 89**	$ 67	$ 30	$ 97
% vs. prior year comparable	(4%)	(17%)	(8%)			

	Two Quarterly Periods ended March 29, 2025			Two Quarterly Periods ended March 30, 2024			
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	**$ 893**	**$ 633**	**$ 1,526**	$ 723	$ 354	$ 1,077	
Constant FX rates				(28)	(12)	(40)	
GLT prior year				202	336	538	
Comparable net sales (1)(6)	**$ 893**	**$ 633**	**$ 1,526**	$ 897	$ 678	$ 1,575	
Operating Income	**$ 1**	**$ (19)**	**$ (18)**	$ 17	$ (8)	$ 9	$ (168)
Depreciation and amortization	**72**	**39**	**111**	61	27	88	197
Transaction, business consolidation and other activities (2)	**34**	**17**	**51**	6	8	14	68
Impact from hyperinflation	-	-	-	15	-	15	-
Goodwill impairment	-	-	-	-	-	-	172
GAAP carve-out allocation (3)	**2**	**1**	**3**	8	1	9	15
Other non-cash charges (4)(5)	**11**	**15**	**26**	3	4	7	30
Adjusted EBITDA (1)	**$ 120**	**$ 53**	**$ 173**	$ 110	$ 32	$ 142	$ 312
Constant FX rates				(6)	(1)	(7)	
GLT prior year				15	27	41	
Comparable Adjusted EBITDA (1)(6)	**$ 120**	**$ 53**	**$ 173**	$ 119	$ 58	$ 177	
% vs. prior year comparable	0%	(9%)	(2%)				
PF GLT Adjusted EBITDA (3)			8			8	59
Synergies and cost reductions							65
PF Adjusted EBITDA							$ 436

Guidance

	Fiscal 2025
Cash flow from operating activities	$60-$80
Pre-merger cash flow from operating activities (7)	90
Additions to PPE (net)	(75)
Post-merger adjusted free cash flow (1)	**$75 - $95**

Adjusted EBITDA	**Fiscal 2025 Midpoint**
Adjusted EBITDA	$362
GLT Pro forma	8
Full Year Comparable Adjusted EBITDA	**$370**

(1) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. Comparable basis measures exclude the impact of currency translation effects and acquisitions. These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management's view, do not reflect our core operating performance. We define "Post-merger free cash flow" as cash flow from operating activities, less pre-merger free cash flow, less net additions to property, plant, and equipment. We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company's liquidity. We believe post-merger free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company's ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company's performance. We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2) Includes restructuring, business optimization and other charges and YTD balance also includes $19 million of transaction compensation
(3) Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process.
(4) Includes a $12 million inventory step-up charge related to GLT merger YTD and other non-cash charges.
(5) Includes stock compensation expense and equipment disposals
(6) The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers.
(7) Pre-merger cash flow includes cash from operations prior to the merger and cash payments burdened by the transaction.

IR Contact Information

Robert Weilminster

EVP, Investor Relations

IR@magnera.com

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